UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 14, 2014
Date of Report (Date of earliest event reported)

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CAPITAL ONE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 14, 2014, Richard D. Fairbank, Chair and Chief Executive Officer of Capital One Financial Corporation (the “Company”), adopted a pre-arranged stock trading plan (the “Plan”) providing for the exercise of certain employee stock options and the sale of shares of common stock of the Company issued upon exercise of the options. The Plan covers options to purchase 573,000 shares granted as compensation to Mr. Fairbank in December 2005 with a strike price of $87.275 (the “Plan Options”). The Plan Options were granted to Mr. Fairbank in lieu of any base salary, cash bonus or other long-term incentives for performance in 2006 and will expire in December 2015. The sales under the Plan are intended to help diversify Mr. Fairbank’s personal investment holdings.
The transactions under the Plan are expected to occur no earlier than May 2015. The Plan expires in December 2015.
The Plan was established under Rule 10b5-1 of the Securities Exchange Act of 1934 and the Company’s policies regarding stock transactions. The transactions will be disclosed publicly in Form 144 and Form 4 filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION
Dated: November 14, 2014	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr.
General Counsel and Corporate Secretary

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